As filed with the Securities and Exchange Commission on June 29, 2018.

Registration No. 333-113041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 South 2nd Street Milwaukee, Wisconsin	53204
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Automation, Inc. 2000 Long-Term Incentives Plan

(Full title of the plan)

REBECCA W. HOUSE

Senior Vice President, General Counsel and Secretary

Rockwell Automation, Inc.

1201 South 2nd Street

Milwaukee, Wisconsin 53204

(Name and address of agent for service)

(414) 382-2000

(Telephone number, including area code, of agent for service)

Copy to:

KESSAR NASHAT

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated Filer	☐

Non-accelerated Filer	☐ (do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Rockwell Automation, Inc. by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-113041) withdraws and removes from registration under the Securities Act of 1933, as amended, any and all shares of its common stock, par value $1 per share, that remain unsold under the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan (the Plan) as of the date hereof and terminates the effectiveness of the Registration Statement. The Plan has been terminated, and there are no outstanding equity awards under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8: Exhibits.

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 29th day of June, 2018.

ROCKWELL AUTOMATION, INC.

By	/s/ Rebecca W. House
(Rebecca W. House, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 29th day of June, 2018 by the following persons in the capacities indicated:

Signature	Title

BLAKE D. MORET*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

BETTY C. ALEWINE*	Director

J. PHILLIP HOLLOMAN*	Director

STEVEN R. KALMANSON*	Director

JAMES P. KEANE*	Director

LAWRENCE D. KINGSLEY*	Director

WILLIAM T. MCCORMICK, JR.*	Director

KEITH D. NOSBUSCH*	Director

DONALD R. PARFET*	Director

LISA A. PAYNE*	Director

THOMAS W. ROSAMILIA*	Director

PATRICIA A. WATSON*	Director

PATRICK P. GORIS*	Senior Vice President and Chief Financial Officer (principal financial officer)

DAVID M. DORGAN*	Vice President and Controller (principal accounting officer)

* By	/s/ Rebecca W. House
(Rebecca W. House, Attorney-in-fact) **

**	By authority of the powers of attorney filed as Exhibit 24 hereto.

2